SELLING AGREEMENT

                                                Dated as of: March 27, 2003

From: Bank of America, N.A.
      101 South Tryon Street
      Charlotte, NC  28255

To:   BACAP Distributors, LLC
      101 South Tryon Street
      Charlotte, NC  28255

Gentlemen:

          We desire to enter into an agreement with you for making available to our customers limited liability company interests ("Interests") in BACAP Alternative Multi-Strategy Fund, LLC, a registered, closed-end management investment company (the "Fund"), for which you are the Distributor, and which Interests are being offered to the public at the current offering price of the Fund (the "Offering"). Upon acceptance of this Agreement by you, we understand that we may offer Interests and act as authorized agent for our customers' purchase of Interests through you, subject to all of the terms and conditions of the Offering and this Agreement and to your right, without notice, to suspend or terminate the Offering. Accordingly, we agree to the following:

          1. Interests will be made available at the current offering price in effect at the time the order of Interests is confirmed and accepted by the Fund or its agent. All purchase orders (which shall for purposes of this Agreement include both orders of your customers to make initial investments in the Fund as well as customer orders to make additional investments), and applications of our customers submitted by us, are subject to acceptance or rejection in your sole discretion.

          2. We represent and warrant to you that we are registered as a broker with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc or we are not required to be registered as a broker. We agree to abide by the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended, and the 1934 Act and all applicable rules and regulations of the SEC, as and if applicable. We further agree to comply with all other applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not offer Interests in any state or other jurisdiction where they have not been qualified for sale or if you have not advised us in advance that such sale is exempt from such qualification requirements. We are responsible under this Agreement for inquiring of you as to the jurisdictions in which Interests have been qualified for sale.

          3. We will make available to our customers Interests only in accordance with the terms and conditions of the Fund's then-current Prospectus, Statement of Additional Information, periodic reports, proxy solicitations and any supplements to these documents (collectively referred to as the "Fund Documents") and we will make no representations about Interests not included in the Fund Documents or in any authorized supplemental material supplied by you, or authorized by you in writing for use. We will not use any other Offering materials for the Fund without your written consent. We will use our best efforts in the offer of Interests and agree to be responsible for the proper instruction and training of all appropriate personnel in this area employed by us, in order that Interests will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We represent that in transmitting a purchase order for Interests that the investor for whom we transmit the purchase order has signed the investor application for the Fund and that we have determined that the Interest is a suitable investment for the investor. We further represent that we will forward purchase orders to you only on behalf of investors from whom we have received duly executed investor certifications in the form set forth in Appendix A to the Fund's Prospectus (the "Investor Certification") and who we reasonably believe meet all requirements to be eligible to purchase Interests at the time the purchase order is submitted.

          4. (a) We agree to hold you harmless and indemnify you, your affiliates, the Fund, and your and their respective officers, directors, trustees, managers and employees (collectively, "Distributor Related Indemnified Persons"), to the fullest extent permitted by law, from and against any or all losses or liabilities incurred by Distributor Related Indemnified Persons based upon, relating to or arising out of the violation of any law, rule or regulation, or of any provision of this Agreement, by us or by any of our officers, directors, employees or agents; provided that we shall have no liability and shall not be required to provide indemnification under this provision for any losses or liabilities that result from the willful misconduct, bad faith or negligence of, or the breach of this Agreement by, any Distributor Related Indemnified Person. If you determine to refund any amounts paid by an investor by reason of any such violation, we shall promptly return to you on demand any agency commissions and other selling compensation previously paid by you to us with respect to the transaction for which the refund is made. Furthermore, we agree to indemnify you, your affiliates and the Fund against any and all claims, demands, controversies, actions, losses, damages, liabilities, expenses, arbitrations, complaints or investigations, including without limitation, reasonable attorneys' fees and court costs that are the result of or arise directly or indirectly, in whole or in part, from you, your affiliates or the Fund acting upon instructions for the purchase or repurchase of Interests received through your manual or automated phone system or the Fund/SERV program of National Securities Clearing Corporation; provided such loss, liability or damages are not the result of the gross negligence, recklessness or intentional misconduct of you, your affiliates or the Fund. In connection with all purchase orders or the submission to you of tenders of Interests in connection with any offers by the Fund to repurchase Interests ("Repurchase Offers"), we are acting as agent for our customers and each transaction is for the account of our customer and not for our own account. Termination or cancellation of this Agreement shall not relieve us from the provisions of this paragraph as to transactions or occurrences arising prior to such termination.

          (b) You agree to hold us harmless and indemnify us, our officers, directors, employees and agents (collectively, "Selling Agent Related Indemnified Persons"), to the fullest extent permitted by law, from and against any and all losses or liabilities incurred by Selling Agent Related Indemnified Persons based upon, relating to or arising out of (i) the violation of any law, rule or regulation, or of any provision of this Agreement, by you or by any of your officers, directors, employees or agents or (ii) any untrue statement of a material fact contained in the Fund Documents, or any omission to state a material fact required to be stated in the Fund Dopcuments or necessary to make the statements therein not misleading; provided that you shall have no liability and shall not be required to provide indemnification under this provision for any losses or liabilities that result from the willful misconduct, bad faith or negligence of, or the breach of this Agreement by, any Selling Agent Related Indemnified Person. We agree that you shall have no liability to us nor shall you indemnify us for amounts of loss or liability paid in settlement of claims without your consent, unless your consent is unreasonably withheld.

          5. In consideration of services provided by us under this Agreement, we will be entitled to receive compensation as set forth in Schedule A. All expenses we incur in connection with our services under this Agreement shall be borne by us.

          6. In the event the Fund's Prospectus provides for a minimum holding period in order for us to receive a dealer commission, service fee or other payment, and Interests relating to that payment are repurchased by the Fund prior to the termination of that holding period, we are obligated to repay you a pro rata portion of such payment, based on the ratio of (i) the difference in the period of time such Interests were held and the minimum holding period to
(ii) the holding period. You may recoup some or all of such amounts from and to the extent there are any other commissions or payments due and owing from you to us at any time, provided, however, that you are not obligated to accept repayment only out of such other commissions or payments and may demand payment directly from us at any time until such amounts are repaid in full. To secure our obligation to repay such payments, we hereby grant you, and you shall have, a security interest in any and all commissions and other payments due us under this Agreement or under any other agreement between you and us.

          7. The rate(s) of any payments for sales of Interests are subject to change by you from time to time, and any decreases in such payments shall be made upon 30 days' written notice, and any orders placed after the effective date of such change, will be subject to the rate(s) in effect at the time of receipt of the payment by you.

          8. Payments for purchases of Interests made by our customers and all necessary account information required by you to establish an account (including the Investor Certification) shall be provided to you and received by you no later than three business days prior to the date as of which an investor seeks to be admitted to the Fund or to make an additional investment in the Fund, as applicable. If such payment or other settlement information with respect to any purchase order is not timely received by you, we understand that you reserve the right, without notice, to cancel the purchase order. With respect to any purchase orders for Interests, we shall retain in our files all applications and other documents required by you to establish an account or to settle the Fund's purchase of Interests in accordance with the terms of the applicable Repurchase Offer. We will provide you with the original of such documents at your request.

          9. We agree that we will act as agent with respect to Interests only if they are purchased through you as Distributor or repurchased by the Fund from our customers. If Interests are purchased through us by our customers, we warrant that such purchases are only for investment.

          10. You may consider any purchase order we place for Interests to be the total Interest to be held by the investor.

          11. We may tender Interests (or portions of Interests) owned by our customers to you for repurchase by the Fund in connection with any Repurchase Offers, but only in accordance with the procedures described in the applicable written offer to purchase by the Fund (the "Offer to Purchase"). We understand and agree that by making a tender of an Interest (or any portion of an Interest) on behalf of any customer in connection with a Repurchase Offer, we represent to you that the related Offer to Purchase has been delivered to us by the registered owner(s) of such Interest, and that the customer's letter of transmittal pursuant to which the Interest (or portion thereof) is tendered has been executed in the manner required by the Offer to Purchase. With respect to such tenders, we shall furnish you with the exact account number and amount of Interest (or portion thereof) tendered, and we shall retain in our files all documents required by you and the Fund to effect such transaction. We will provide you with the original of such documents prior to the expiration of the Repurchase Offer.

          12. We will comply with, and conform our practices to, any and all written compliance standards and policies and procedures that you may from time to time provide to us. Your obligations to us under this Agreement are subject to the provisions of any agreements entered into between you and the Fund.

          13. We may terminate this Agreement by written notice to you, which termination shall become effective ten days after the date of mailing such notice to you. We agree that you have and reserve the right, in your sole discretion without notice to us, to suspend or terminate the Offering at any time, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement if we violate any of the provisions of this Agreement, said termination to become effective on the date you mail such notice to us. Without limiting the foregoing, and any provision hereof to the contrary notwithstanding, the appointment of a trustee for all or substantially all of our business assets, or our violation of applicable state, Federal or foreign laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon the date you mail notice to us of such termination. Your failure to terminate this Agreement for a particular cause shall not constitute a waiver of your right to terminate this Agreement at a later date for the same or any other cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless such address is changed by written notice sent to the last address of the other party provided under this Agreement.

          14. This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York applicable to agreements to be performed in New York, without giving effect to choice of law rules. This Agreement is not assignable or transferable, except that either of us, may without notice or consent from the other, assign or transfer this Agreement to any successor firm or corporation or assign any of our respective duties under this Agreement to any entity under common control with you or us, as the case may be.

          15. We and you acknowledge that we and you are required to comply with the information security standards required by the Gramm-Leach-Bliley Act (15 U.S.C. 6801, 6805(b)(1)) and the regulations issued thereunder (12 C.F.R. Part
40) and with other statutory and regulatory requirements as well as our internal information security program for information protection. We and you shall make reasonable efforts to assist each other to so comply and to conform with our respective policies for information protection.

          16. We and you acknowledge that we and you have provided each other with our respective written information security program. The programs are designed to:

          a. Ensure the security, integrity and confidentiality of confidential information;

          b. Protect against any anticipated threats or hazards to the security or integrity of such information; and

          c. Protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person that is the subject of such information.

          17. We and you regularly and on special request will provide each other reasonable reports on implementation of our respective information security programs and we and you acknowledge and agree that Federal banking regulatory agencies may audit our respective performance at any time during normal business hours. The audit may include both methods and results under this Agreement.

          18. We shall cause all independent contractors and other persons and entities whose services are part of the services we deliver to you or who hold confidential information and customer information to implement an information security program and plan substantially equivalent to ours. We shall include or cause our agents and contractors to include in a written agreement with such persons substantially the provisions of this paragraph.

          19. By signing this Agreement, we and you represent and warrant that this Agreement has been duly authorized by us by all necessary action, corporate or otherwise, and is signed on our behalf by our duly authorized officer or principal.

                                    Bank of America, N.A.

                                    By: /s/ Michael H. Santo
                                        --------------------
                                        Name:  Michael H. Santo
                                        Title: Senior Vice President

Accepted:

BACAP DISTRIBUTORS, LLC

By: /s/ Edward D. Bedard
    --------------------
    Name:  Edward D. Bedard,
    Title: Senior Vice President

                                   SCHEDULE A

                                  FEE SCHEDULE

          We shall be entitled to such compensation under paragraph 5 of this Agreement as may be mutually agreed upon, from time to time, and as consistent with the terms of the Distribution Agreement.

03564.0004 #495073